UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2004

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3245 Richmond Terrace Staten Island, New York		10303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (718) 720-9306

ITEM 5.   OTHER ITEMS.

On January 29, 2004, K-Sea Operating Partnership L.P. (the “Operating Partnership”), a subsidiary of K-Sea Transportation Partners L.P., completed the acquisition of a 140,000 barrel capacity double-hulled tank barge and an 8,000 horsepower tugboat from Wells Fargo Bank Northwest, National Association (the “Trustee”), as trustee for the benefit of ICX Corporation (“ICX”), for an aggregate purchase price of $34 million.  The purchase price included approximately $2 million in payments made to the previous operator of the vessels, SeaRiver Maritime, Inc. (‘SeaRiver”), a wholly owned subsidiary of Exxon Mobil Corporation (“Exxon Mobil”), to cover certain of their expenses.  A copy of the Contract of Sale dated January 29, 2004 among the Trustee, ICX and the Operating Partnership is attached to this report as Exhibit 4.1 and is incorporated by reference herein.  In connection with the acquisition of these vessels, the Operating Partnership also entered into a multi-year contract with SeaRiver covering a substantial portion of Exxon Mobil’s current petroleum products transportation requirements in the northeastern United States.

The acquisition was financed using available cash and a $25 million loan made by The CIT Group/Equipment Financing, Inc. to the Operating Partnership pursuant to a Loan and Security Agreement dated as of January 29, 2004 (the “Loan Agreement”).  A copy of the Loan Agreement is attached to this report as Exhibit 4.2 and is incorporated by reference herein.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits.

The following exhibits are filed herewith:

4.1                                 Contract of Sale dated January 29, 2004 between Wells Fargo Bank Northwest, National Association, ICX Corporation and K-Sea Operating Partnership L.P.

4.2                                 Loan and Security Agreement dated as of January 29, 2004 by and between The CIT Group/Equipment Financing, Inc. and K-Sea Operating Partnership L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P.,
its general partner

		By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: February 3, 2004		By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

4.1	Contract of Sale dated January 29, 2004 between Wells Fargo Bank Northwest, National Association, ICX Corporation and K-Sea Operating Partnership L.P.

4.2	Loan and Security Agreement dated as of January 29, 2004 by and between The CIT Group/Equipment Financing, Inc. and K-Sea Operating Partnership L.P.